Exhibit 99.2

EXECUTION COPY

INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of August 16, 2005 (this “Instrument”), among MQ ASSOCIATES, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 4300 North Point Parkway, Alpharetta, GA 30022 (the “Issuer”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, having its corporate trust office at 401 South Tryon Street, 12th Floor, Charlotte, North Carolina 28288, as resigning Trustee (the “Resigning Trustee”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, having its corporate trust office at Sixth Street and Marquette Avenue, MAC N9303-120, Minneapolis, Minnesota 55479, as successor Trustee (the “Successor Trustee”).

RECITALS

WHEREAS, there are presently outstanding under an Indenture, dated as of August 24, 2004, as supplemented by the First Supplemental Indenture, dated as of August 15, 2005 (the “Supplemental Indenture”), between the Issuer and the Resigning Trustee (as so supplemented, the “Indenture”), $136,000,000 in aggregate principal amount at maturity of the Issuer’s 12 1/4% Senior Discount Notes due 2012 (the “Notes”); and

WHEREAS, the Resigning Trustee wishes to resign as Trustee, the office or agency where the Notes may be surrendered for registration of transfer or exchange (the “Registrar”), the office or agency where notices and demands to or upon the Issuer in respect of the Notes and the Indenture may be served (the “Agent”) and the office or agency where the Notes may be presented or surrendered for payment (the “Paying Agent”) under the Indenture; the Issuer wishes to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee, Registrar, Agent and Paying Agent under the Indenture; and the Successor Trustee wishes to accept appointment as Trustee, Registrar, Agent and Paying Agent under the Indenture.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which are hereby acknowledged, the Issuer, the Resigning Trustee and the Successor Trustee agree as follows:

ARTICLE ONE

THE RESIGNING TRUSTEE

Section 101.  Pursuant to Section 7.8 of the Indenture, the Resigning Trustee hereby notifies the Issuer that the Resigning Trustee is hereby resigning as Trustee under the Indenture.

Section 102.  The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

(a)  No covenant or condition contained in the Indenture has been waived by the Resigning Trustee, or to the best of the knowledge of the responsible officers of the Resigning Trustee assigned to its corporate trust department, by the Holders of the percentage in aggregate principal amount of the Notes required by the Indenture to effect any such waiver, except as set forth in the Supplemental Indenture and the Holder waivers delivered in connection therewith.

(b)  There is no action, suit or proceeding pending or, to the best of the knowledge of the responsible officers of the Resigning Trustee assigned to its corporate trust department, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indenture.

(c)  This Instrument has been duly authorized, executed and delivered on behalf of the Resigning Trustee.

(d)  $136,000,000 in aggregate principal amount at maturity of the Notes is outstanding.

(e)  Interest on the Notes in the form of an increase in the accreted value of the Notes has been paid through August 15, 2005.

Section 103.  The Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the trust under the Indenture, all the rights, powers and duties of the Resigning Trustee under the Indenture and all property held or to be held under the Indenture, with like effect as if the Successor Trustee was originally named as Trustee under the Indenture.  The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers and duties hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

Section 104.  The Resigning Trustee hereby resigns as Registrar, Agent and Paying Agent under the Indenture.

Section 105.  The Resigning Trustee shall deliver to the Successor Trustee, as of or immediately after the effective date hereof, all property held by it as Trustee under the Indenture and all of the documents listed on Exhibit A hereto.

ARTICLE TWO

THE ISSUER

Section 201.  The Issuer hereby certifies that the Issuer is, and the officer of the Issuer who has executed this Instrument is, duly authorized to: (a) accept the Resigning Trustee’s resignation as Trustee, Registrar, Agent and Paying Agent under the Indenture; (b) appoint the Successor Trustee as Trustee, Registrar, Agent and Paying Agent under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary to effectuate the succession of the Successor Trustee as Trustee, Registrar, Agent and Paying Agent under the Indenture.

Section 202.  The Issuer hereby accepts the resignation of the Resigning Trustee as Trustee, Registrar, Agent and Paying Agent under the Indenture.  Pursuant to Section 7.8 of the Indenture, the Issuer hereby appoints the Successor Trustee as Trustee under the Indenture and confirms to the Successor Trustee all the rights, powers and duties of the Resigning Trustee under the Indenture and with respect to all property held or to be held under the Indenture, with like effect as if the Successor Trustee was originally named as Trustee under the Indenture.  The Issuer shall execute and deliver such agreements and other instruments as may be necessary to effectuate the succession of the Successor Trustee as Trustee, Registrar, Agent and Paying Agent under the Indenture.

Section 203.  The Issuer hereby represents and warrants to the Successor Trustee and the Resigning Trustee that:

(a)  The Indenture has not been amended or modified except as set forth herein.

(b)  The Issuer is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

(c)  The Notes are validly issued securities of the Issuer.

(d)  No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under the Indenture which has not been waived by the Holders of the percentage in aggregate principal amount of the Notes required to effect any such waiver (with such waiver subject to the effectiveness of the Supplemental Indenture in accordance with its terms).

(e)  No covenant or condition contained in the Indenture has been waived by the Issuer or by the Holders of the percentage in aggregate principal amount of the Notes required to effect any such waiver, except as set forth in the Supplemental Indenture and the Holder waivers delivered in connection therewith.

(f)  There is no action, suit or proceeding pending or, to the best of the Issuer’s knowledge, threatened against the Issuer before any court or any governmental authority arising out of any action or omission by the Issuer under the Indenture.

(g)  This Instrument has been duly authorized, executed and delivered on behalf of the Issuer.

(h)  Assuming the accuracy of the representations made by the Successor Trustee in Article III hereof, all conditions precedent relating to the appointment of Successor Trustee as successor Trustee under the Indenture have been complied with by the Issuer.

Section 204.  The Issuer hereby appoints the Successor Trustee as Registrar, Agent and Paying Agent under the Indenture.

ARTICLE THREE

THE SUCCESSOR TRUSTEE

Section 301.  The Successor Trustee hereby represents and warrants to the Resigning Trustee and the Issuer that:

(a)           The Successor Trustee is eligible and qualified under the provisions of Section 7.10 of the Indenture to act as Trustee under the Indenture.

(b)           This Instrument has been duly authorized, executed and delivered on behalf of the Successor Trustee.

Section 302.  Pursuant to Section 7.8 of the Indenture, the Successor Trustee hereby accepts its appointment as Trustee under the Indenture and shall hereby be vested with all the rights, powers and duties of the Resigning Trustee under the Indenture and with respect to all property held or to be held under the Indenture, with like effect as if the Successor Trustee was originally named as Trustee under the Indenture.

Section 303.  The Successor Trustee hereby accepts its appointment as Registrar, Agent and Paying Agent under the Indenture.

Section 304.  Promptly after the execution and delivery of this Instrument, the Successor Trustee shall cause a notice, the form of which is annexed hereto marked Exhibit B, to be sent to each Holder of the Notes in accordance with Section 7.8 of the Indenture.

Section 305.  References in the Indenture to the office of the Trustee or other similar terms shall be deemed to refer to the Corporate Trust Office of the Successor Trustee at Sixth Street and Marquette Avenue, MAC N9303-120, Minneapolis, Minnesota 55479 or any other office of the Successor Trustee at which, at any particular time, its corporate trust business shall be administered.

ARTICLE FOUR

MISCELLANEOUS

Section 401.  Except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Section 402.  This Instrument and the resignation, appointment and acceptance effected hereby shall be effective as of the close of business on the date first above written, upon the execution and delivery hereof by each of the parties hereto; provided, that the resignation of the Resigning Trustee as Registrar, Agent and Paying Agent under the Indenture, and the appointment of the Successor Trustee in such capacities, shall be effective 10 business days after the date first above written.

Section 403.  Notwithstanding the resignation of the Resigning Trustee effected hereby, the Resigning Trustee shall be entitled to compensation, reimbursement and indemnification under Section 7.7 of the Indenture in connection with its prior trusteeship under the Indenture.  The Successor Trustee shall also be entitled to compensation, reimbursement and indemnification as set forth in Section 7.7 of the Indenture, which rights and obligations shall survive the execution hereof for the period specified under the Indenture.

Section 404. The parties agree that acts and omissions of the Resigning Trustee prior to the dates set forth in Section 402 are the responsibility of the Resigning Trustee, and that acts and omissions of the Successor Trustee going forward from the dates set forth in Section 402 will be the responsibility of the Successor Trustee.

Section 405. This Instrument shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

Section 406.  This Instrument may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 407.  All notices, whether faxed or mailed, will be deemed received when sent pursuant to the following instructions:

TO THE RESIGNING TRUSTEE:
Mr. Charles S. Hodges
Vice President
Wachovia Bank, National Association
Corporate Trust Advisory Services
NC 1179
401 South Tryon Street, 12th Floor
Charlotte, NC 28288-1179
Fax: (704) 374-6682
Tel.: (704) 383-1579

TO THE SUCCESSOR TRUSTEE:
Wells Fargo Bank, National Association
Attn: Corporate Trust Services – Julie J. Becker
Sixth Street and Marquette Avenue
MAC N9303-120
Minneapolis, Minnesota 55479
Fax: (612) 667-9825
Tel.: (612) 316-4772

TO THE ISSUER:
Chief Financial Officer
MQ Associates , Inc.
4300 North Point Parkway
Alpharetta, GA 30022
Fax: 770-734-9652
Tel.: 770-300-0101

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Resignation, Appointment and Acceptance to be duly executed as of the day and year first above written.

MQ ASSOCIATES, INC.

By:	/s/ Donald C. Tomasso
Name: Donald C. Tomasso
Title: Interim Chief Executive Officer

WACHOVIA BANK, NATIONAL ASSOCIATION, as Resigning Trustee

By:	/s/ Charles S. Hodges
Name: Charles S. Hodges
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Successor Trustee

By:	/s/ Julie J. Becker
Name: Julie J. Becker
Title: Vice President

EXHIBIT A

Documents to be delivered to the Successor Trustee by the Resigning Trustee

1.             Executed copy of the Indenture.

2.             File of closing documents.

3.             Copy of the most recent of each of the SEC reports delivered by the Issuer pursuant to the Indenture.

4.             Copies of the most recent Compliance Certificate delivered pursuant to the Indenture.

5.             Copies of any official notices sent by the Trustee to all the Holders of the Notes pursuant to the terms of the Indenture during the past twelve months and a copy of the most recent Trustee’s Annual Report to Holders, if any.

6.             Certified List of Holders as of the date of this Instrument, certificate detail and all “stop transfers” and the reason for such “stop transfers” (or, alternatively, if there are a substantial number of registered Holders, the computer tape reflecting the identity, address, tax identification number and detailed holdings of each such Holder).

7.             Notes debt service records.

8.             Trust account statements for a one-year period preceding the date of this Instrument.

9.             All unissued Notes inventory or DTC FAST held global certificates.

10.           Such other documents as the Successor Trustee may reasonably require in connection with its appointment.

EXHIBIT B

Notice to Holders of MQ Associates, Inc.’s (the “Issuer”) 12 1/4% Senior Discount Notes due 2012 (the “Notes”):

We hereby notify you of the resignation of Wachovia Bank, National Association as Trustee under the Indenture, dated as of August 24, 2004 (as supplemented, the “Indenture”), pursuant to which your Notes were issued and are outstanding.

The Issuer has appointed Wells Fargo Bank, National Association, whose corporate trust office is located at Sixth Street and Marquette Avenue, MAC N9303-120, Minneapolis, Minnesota 55479, as successor Trustee under the Indenture, which appointment has been accepted and has become effective.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as successor Trustee

Date:	, 2005